Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement of EFoodSafety.com, Inc. on Form SB-2 of our report, dated July 28, 2004 (which includes an explanatory paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Robison Hill & Co.

Robison Hill & Co.

Salt Lake City, Utah
August 20, 2004